Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF LOUISIANA

LAFAYETTE DIVISION

IN RE	:	CASE NO. 15-50748

HARVEST OIL & GAS, LLC, ET AL1	:	CHAPTER 11

DEBTORS.	:	JOINTLY ADMINISTERED

NOTICE OF HEARING ON APPROVAL OF ADEQUACY OF DISCLOSURE

STATEMENT FOR JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR

HARVEST OIL & GAS, LLC AND FILED AFFILIATES AS OF JUNE 13, 2016

PLEASE TAKE NOTICE that Harvest Oil and Gas, LLC, Saratoga Resources, Inc., The Harvest Group LLC, LOBO Operating, Inc. and LOBO Resources, Inc., the debtors and debtors-in-possession herein (collectively, the “Debtors”), filed that certain Disclosure Statement for Joint Chapter 11 Plan for Harvest Oil & Gas, LLC as of June 13, 2016 [P-995] (as it may be amended, the “Disclosure Statement”) and the Joint Chapter 11 Plan of Reorganization for Harvest Oil & Gas, LLC and Filed Affiliates as of June 13, 2016 [P-994] (as it may be amended, the "Plan"), on June 13, 2016, with the United States Bankruptcy Court for the Western District Louisiana.  The Disclosure Statement and Plan are on file and available for review at the Office of the Clerk of Court of the United States Bankruptcy Court at the address set forth below or the Court’s website www.lawb.uscourts.gov. A free copy may also be obtained at the following website http://hellerdraper.com/harvest/, or upon request to Debtors’ counsel as set forth below.

PURSUANT TO ORDER OF THE COURT, NOTICE IS HEREBY GIVEN THAT:

1.

A hearing to consider the approval of the adequacy of the Disclosure Statement will be held before the Honorable Judge Robert Summerhays, Bankruptcy Judge at:

UNITED STATES BANKRUPTCY COURT,

WESTERN DISTRICT OF LOUISIANA,

214 JEFFERSON STREET, SUITE 100

LAFAYETTE, LOUISIANA, 70501

JULY 19, 2016 AT 10:00 A.M

At the hearing, the Court will fix a time within which holders of claims and interests may accept or reject the Plan, and a date for the hearing on the confirmation of the Plan.

The hearing on the Disclosure Statement may be continued by announcement in open court or by posting notice thereof on the docket sheet outside the Courtroom, at the time of the hearing, with no further notice.

2.

JULY 12, 2016 is fixed as the last day for filing written objections to the Disclosure Statement and for serving the written objections in accordance with Bankruptcy Rule 3017(a).

___________________

1 Saratoga Resources, Inc. (15-50749); The Harvest Group LLC (15-50750); LOBO Operating, Inc. (15-70751); and LOBO Resources, Inc. (15-50752)( collectively, the “Filed Entities”) are being jointly administered with Harvest Oil & Gas, LLC (15-50748) pursuant to a court order [Dkt. No. 4] entered on June 19, 2015.

3.

Requests for copies of the Disclosure Statement and Plan shall be made to counsel for the Debtors: Cherie Nobles, Heller, Draper, Hayden, Patrick & Horn, L.L.C., 650 Poydras Street, Suite 2500, New Orleans, Louisiana 70130-6103.

4.

A copy of the Order and Notice for Hearing on Disclosure Statement and Fixing Time for Filing Objections to Approval of Disclosure Statement [P-1001] entered by the Bankruptcy Court is attached to this Notice.

New Orleans, Louisiana, this 20th day of June, 2016.

Respectfully submitted,

/s/ Cherie Dessauer Nobles

William H. Patrick, III (La. Bar No. 10359)

Tristan E. Manthey, (La. Bar No. 24539)

Cherie Dessauer Nobles, (La. Bar No. 30476)

Heller, Draper, Patrick, Horn & Dabney, L.L.C.

650 Poydras Street, Suite 2500

New Orleans, Louisiana  70130-6175

Telephone:  504-299-3300 // Fax:  504-299-3399

Co-Counsel for Debtors

And

KELLY HART & PITRE

Louis M. Phillips (#10505)

Peter A. Kopfinger (#20104)

One American Place

301 Main Street, Suite 1600

Baton Rouge, LA 70801-1916

Telephone: (225) 381-9643

Facsimile: (225) 336-9763

Email: louis.phillips@kellyhart.com

Email: peter.kopfinger@kellyhart.com

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